Exhibit 99.1

Contacts:
Elise Caffrey	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
ecaffrey@irobot.com	cvaida@irobot.com
iRobot Reports Third-Quarter Financial Results
Increases full-year expectations
BEDFORD, Mass., Oct. 27, 2010 — iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the third quarter ended October 2, 2010.
Revenue for the third quarter of 2010 increased 20 percent to $94.2 million, compared with $78.6 million for the same quarter one year ago. Net income in the third quarter of 2010 was $7.0 million, compared with $2.6 million in the third quarter of 2009. Quarterly earnings per share were $0.27, compared with $0.10 in the third quarter last year. The third-quarter results include a $2.3 million one-time tax benefit associated with the release of state deferred tax allowances. Excluding the impact of this one-time benefit, net income in the third quarter of 2010 would have been $4.8 million and earnings per share for the quarter would have been $0.18.
“Our financial performance in the third quarter was exceptionally strong following record first-half results. Adjusted EBITDA of $11 million for the quarter increased by 37 percent to more than 12 percent of revenue, far exceeding our expectations,” said Colin Angle, chairman and chief executive officer of iRobot. “Quarterly earnings per share increased by 80 percent year-over-year, excluding the one-time tax benefit. As a result of outstanding performance by both divisions in the third quarter and good visibility for the rest of 2010, we are once again increasing our full-year financial expectations.”
Business Highlights
•	Strong demand in overseas markets drove a 58 percent increase in Q3 2010 international home robot revenue year-over-year. In the third quarter, international home robot revenue of $35 million comprised 64 percent of total home robot revenue.

•	Driven by shipments of Small Unmanned Ground Vehicles and spare parts, government & industrial robot revenue grew 15 percent in the third quarter over the third quarter of 2009.

•	Gross margin for the third quarter increased to 35 percent of revenue, compared with 31 percent of revenue in the third quarter of 2009.

•	Year-to-date operating cash flow was $35 million, compared with $25 million in the first nine months of 2009, driving quarter-end cash position to $107 million.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

Financial Expectations
Management provides the following expectations with respect to the fourth quarter and year ending January 1, 2011.

Fiscal Year 2010:
Revenue	$395 – $400 million
Earnings Per Share	$0.80 – $0.82
Adjusted EBITDA	$46 – $48 million

Q4 2010:
Revenue	$108 – $113 million
Earnings Per Share	$0.10 – $0.12
Adjusted EBITDA	$8 – $10 million
Third-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the third fiscal quarter 2010, business outlook, and outlook for future financial performance. Pertinent details include:

Date:	Thursday, October 28, 2010
Time:	8:30 a.m. ET
Call-In Number:	617-597-5307
Passcode:	16836933
A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-irhome. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through November 4 and can be accessed by dialing 617-801-6888, passcode 35724357.
About iRobot Corp.
iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, and its government and industrial robots protect those in harm’s way. iRobot’s consumer and military robots feature iRobot Aware® robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance and growth, anticipated revenue, Adjusted EBITDA and earnings per share for fiscal year 2010 and the fourth quarter of 2010. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, our dependence on the U.S. federal government and government contracts, market acceptance of our products, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.
This release includes net income excluding the impact of one-time tax benefit, earnings per share excluding the impact of one-time tax benefit and Adjusted EBITDA, each a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, and non-cash stock compensation. Reconciliations between net income excluding the impact of one-time tax benefit and net income, earnings per share excluding the impact of one-time tax benefit and earnings per share, and net income and Adjusted EBITDA are provided in the financial tables at the end of this press release.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	October 2,	September 26,	October 2,	September 26,
	2010	2009	2010	2009

Revenue
Product revenue	$85,051	$69,080	$257,107	$171,380
Contract revenue	9,172	9,539	29,850	25,515

Total	94,223	78,619	286,957	196,895

Cost of Revenue
Product revenue	54,472	46,415	165,897	116,952
Contract revenue	6,494	8,009	21,116	23,133

Total	60,966	54,424	187,013	140,085

Gross Margin	33,257	24,195	99,944	56,810
Operating Expense
Research & development	6,185	3,159	16,375	10,633
Selling & marketing	10,734	9,514	30,959	27,420
General & administrative	8,904	7,420	26,693	21,915

Total	25,823	20,093	74,027	59,968

Operating income (loss)	7,434	4,102	25,917	(3,158)
Other income (expense), net	299	112	368	(96)

Pre-tax income (loss)	7,733	4,214	26,285	(3,254)
Income tax expense (benefit)	701	1,620	7,771	(1,452)

Net income (loss)	$7,032	$2,594	$18,514	$(1,802)

Net income (loss) per common share:
Basic	$0.28	$0.10	$0.73	$(0.07)
Diluted	$0.27	$0.10	$0.70	$(0.07)

Shares used in Per Common Share Calculations:
Basic	25,428	25,025	25,293	24,974
Diluted	26,480	25,670	26,319	24,974

Stock-based compensation included in above figures:
Cost of product revenue	$310	$267	$997	$758
Cost of contract revenue	101	139	337	464
Research & development	211	89	488	187
Selling & marketing	240	351	885	1,006
General & administrative	1,079	1,016	3,325	2,944

Total	$1,941	$1,862	$6,032	$5,359

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Condensed Consolidated Balance Sheet
(unaudited, in thousands)

	October 2,	January 2,
	2010	2010
Assets

Cash and equivalents	$90,603	$71,856
Short term investments	16,576	4,959
Accounts receivable, net	27,794	35,171
Unbilled revenues	2,534	1,831
Inventory	33,969	32,406
Deferred tax assets	9,922	8,669
Other current assets	3,062	4,119

Total current assets	184,460	159,011
Property, plant and equipment, net	22,389	20,230
Deferred tax assets	8,183	6,089
Other assets	13,889	14,254

Total assets	$228,921	$199,584

Liabilities and stockholders’ equity

Accounts payable	$35,677	$30,559
Accrued expenses	14,061	14,384
Accrued compensation	13,117	13,525
Deferred revenue and customer advances	2,023	3,908

Total current liabilities	64,878	62,376

Long term liabilities	3,692	4,014

Stockholders’ equity	160,351	133,194

Total liabilities and stockholders’ equity	$228,921	$199,584

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Consolidated Statement of Cash Flows
(unaudited, in thousands)

	For the three months ended		For the nine months ended
	October 2,	September 26,	October 2,	September 26,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income (loss)	$7,032	$2,594	$18,514	$(1,802)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,918	2,289	5,673	6,153
Loss on disposal of property and equipment	70	74	117	176
Stock-based compensation	1,941	1,862	6,032	5,359
Benefit from deferred tax assets	(3,867)	164	(3,867)	(347)
Non-cash director deferred compensation	33	33	99	99
Changes in operating assets and liabilities — (use) source
Accounts receivable	(661)	(12,643)	7,377	(8,004)
Unbilled revenue	(221)	922	(703)	(523)
Inventory	(3,285)	3,985	(1,563)	9,907
Other assets	213	1,052	1,010	(1,111)
Accounts payable	3,909	6,679	5,118	8,243
Accrued expenses	716	706	(315)	673
Accrued compensation	1,964	3,819	(408)	4,453
Deferred revenue	54	1,270	(1,885)	1,612
Change in long term liabilities	(107)	(107)	(322)	(322)

Net cash provided by operating activities	9,709	12,699	34,877	24,566

Cash flows from investing activities:
Purchase of property and equipment	(1,869)	(953)	(7,537)	(3,401)
Purchases of investments	(5,050)	—	(30,461)	—
Sales of investments	11,500	—	19,000	—

Net cash provided by (used in) investing activities	4,581	(953)	(18,998)	(3,401)

Cash flows from financing activities:
Proceeds from stock option exercises	370	36	2,297	495
Income tax withholding payment associated with restricted stock vesting	(5)	(67)	(284)	(76)
Tax benefit of excess stock based compensation deductions	138	43	855	311

Net cash provided by financing activities	503	12	2,868	730

Net increase in cash and cash equivalents	14,793	11,758	18,747	21,895
Cash and cash equivalents, at beginning of period	75,810	50,989	$71,856	40,852

Cash and cash equivalents, at end of period	$90,603	$62,747	$90,603	$62,747

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the nine months ended
	October 2,	September 26,	October 2,	September 26,
	2010	2009	2010	2009

Revenue: *

Home Robots	$54,650	$44,331	$160,101	$111,253

Domestic	$19,814	$22,314	$53,061	$51,958
International	$34,836	$22,017	$107,040	$59,295

Retail	$48,633	$38,151	$142,426	$92,230
Direct	$6,017	$6,180	$17,675	$19,023

Government & Industrial	$39,573	$34,288	$126,856	$85,642

Domestic	$36,013	$29,854	$116,486	$76,549
International	$3,560	$4,434	$10,370	$9,093

Product	$30,401	$24,749	$97,006	$60,127
Contract	$9,172	$9,539	$29,850	$25,515

Product Life Cycle	$9,060	$5,368	$26,621	$14,299

Gross Margin Percent:
Home Robots	39.7%	30.3%	39.0%	30.3%
Government & Industrial	29.2%	31.3%	29.6%	27.0%
Total Company	35.3%	30.8%	34.8%	28.9%

Units shipped:
Home Robots *	308	289	889	664
Government & Industrial	186	159	702	460

Average gross selling prices for robot units:
Home Robots	$185	$167	$187	$177
Government & Industrial *	$115	$122	$100	$100

Government & Industrial Funded Product Backlog *	$34,003	$71,038	$34,003	$71,038

Days sales outstanding	29	54	29	54

Days in inventory	57	48	57	48

Headcount	643	514	643	514

*	in thousands
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the nine months ended
	October 2,	September 26,	October 2,	September 26,
	2010	2009	2010	2009

Net income (loss)	$7,032	$2,594	$18,514	$(1,802)

Interest income, net	(206)	(5)	(572)	(41)
Income tax expense (benefit)	701	1,620	7,771	(1,452)
Depreciation	1,784	2,150	5,261	5,763
Amortization	134	139	412	390

EBITDA	9,445	6,498	31,386	2,858

Stock-based compensation expense	1,941	1,862	6,032	5,359
Merger and acquisition expense	61	—	132	—

Adjusted EBITDA	$11,447	$8,360	$37,550	$8,217

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.
The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Non-GAAP Net Income and Earnings Per Share Reconciliations to GAAP
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	October 2,	September 26,	October 2,	September 26,
	2010	2009	2010	2009

GAAP net income (loss)	$7,032	$2,594	$18,514	$(1,802)

Less one-time net income tax benefit associated with release of state deferred tax asset valuation allowance	(2,259)	—	(2,259)	—

Non-GAAP net income (loss)	$4,773	$2,594	$16,255	$(1,802)

GAAP net income (loss) per common share:
Basic	$0.28	$0.10	$0.73	$(0.07)
Diluted	$0.27	$0.10	$0.70	$(0.07)

Less one-time net income tax benefit associated with release of state deferred tax asset valuation allowance:
Basic	$(0.09)	$—	$(0.09)	$—
Diluted	$(0.09)	$—	$(0.08)	$—

Non-GAAP net income (loss) per common share:
Basic	$0.19	$0.10	$0.64	$(0.07)
Diluted	$0.18	$0.10	$0.62	$(0.07)

Shares used in Per Common Share Calculations:
Basic	25,428	25,025	25,293	24,974
Diluted	26,480	25,670	26,319	24,974
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com